Exhibit 99.1

March 26, 2018

FOR IMMEDIATE RELEASE

Mobivity Projects Strong Growth in the First Half of 2018, Announces Preliminary 2017 Results, and Appointment of New CFO

PHOENIX, AZ – March 26, 2018 – Mobivity Holdings Corp. (OTCQB:MFON), maker of the award-winning re●currency platform that increases customer visits and spend in restaurants, retail, and personal care brands, today announced that strong revenue growth is projected in the first half of 2018. The Company expects 2018 first half revenues to grow at least 75% over first half 2017 revenues.

Dennis Becker, Mobivity Chairman and CEO, commented, “The first meaningful commercial deployment of our re●currency platform and service offering deployed a little over 24 months ago in 2016. We’ve since seen an increase in our customers’ investments in re●currency. Throughout 2017, Mobivity’s minimum total contract values grew to more than $19 million, an increase of more than 260% over our minimum total contract values of $5.3 million in 2016. Additionally, our average contract term has also increased 250% year over year, from 1 year to nearly 2.5 years. More recently, some of our customers have begun to publicize the amazing results they achieved with re●currency. Increasing contract values, term lengths, and market awareness of how our technology delivers results, is creating strong momentum going into 2018. We also believe that our current revenue trajectory will propel the company to cash-flow breakeven by the end of the year.”

The Company has also recently appointed Charles B. Mathews as Chief Financial Officer. Mr. Mathews has more than 25 years of accounting and management experience serving in CFO roles for a variety of publicly traded companies. Mr. Mathews is a Certified Public Accountant and holds a B.A. degree in Business Administration from Alaska Pacific University and an M.B.A. degree from Arizona State University. Mr. Mathews succeeds Christopher Meinerz who has left the Company to pursue other interests.

"Charles has extensive experience spearheading the financial reporting and operations of several publicly traded companies, including companies listed on national exchanges such as NASDAQ, AMEX, and TSX" said Dennis Becker, Mobivity's Chief Executive Officer. "We believe we’re poised for significant growth and Charles’ experience will be instrumental in elevating our financial operations to the next level."

"The opportunity to join a company with a rare combination of household name customers, like Subway and Baskin-Robbins, and ground-breaking technology was irresistible, " said Mathews. "I’m very excited to apply my experience in helping to drive Mobivity’s growth."

Additionally, the Company announced preliminary financial results for the year ending December 31, 2017. Full 2017 financial results are expected to be published in the Company’s Annual Report via 10-K filing.

2017 Highlights:

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Net loss decreased to $5.9M, a 38% improvement over a net loss of $9.5M in 2016.

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Net cash used in operating activities decreased to $2.4M through December 31, 2017, a 23% decrease as compared to $3.1 million during the same period in 2016.

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2017 revenues were $8.6 million, an increase of 2% compared to 2016.

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Operating expenses declined slightly to $11.6 million in 2017 versus $11.8 million in 2016.

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The Company had $460,000 of unrestricted cash at December 31, 2017 compared to $1.2 million at December 31, 2016.

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Subscribers to Mobivity powered mobile marketing campaigns grew to 9.7 million unique consumers in 2017, an increase of approximately 24% compared to 2016.

About Mobivity
Brick and mortar stores struggle to manage customer connections in a digital world. Mobivity provides a platform to connect national restaurants, retailers, personal care brands and their partners with customers to increase retention, visits, and spend. Mobivity’s re●currency suite of products increases customer engagement and frequency by capturing detailed POS transaction records, analyzing customer habits, and motivating customers and employees through data-driven messaging applications and rewards. For more information about Mobivity, visit www.mobivity.com or call (877) 282-7660..

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Forward Looking Statement
This press release contains forward-looking statements concerning Mobivity Holdings Corp. within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those forward-looking statements include statements regarding the benefits of recent additions to the Company’s management team; the Company’s expectations for the growth of the Company's operations and revenue; and the advantages and growth prospects of the mobile marketing industry. Such statements are subject to certain risks and uncertainties, and actual circumstances, events or results may differ materially from those projected in such forward-looking statements. Factors that could cause or contribute to differences include, but are not limited to, our ability to successfully integrate our recent additions to management; our ability to develop the sales force required to achieve our development and revenue goals; our ability to raise additional working capital as and when needed; changes in the laws and regulations affecting the mobile marketing industry and those other risks set forth in Mobivity Holdings Corp.'s annual report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 31, 2017 and subsequently filed quarterly reports on Form 10-Q. Mobivity Holdings Corp. cautions readers not to place undue reliance on any forward-looking statements. Mobivity Holdings Corp. does not undertake, and specifically disclaims any obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur.

Media Contacts:
Corey O’Donnell ● Senior Vice President of Marketing, Mobivity
corey.odonnell@mobivity.com ● (480) 588-2470

Investor Relations:
Charles Mathews ● Chief Financial Officer, Mobivity
Charles.mathews@mobivity.com ● (877) 282-7660

Mobivity Holdings Corp.
Consolidated Balance Sheets

	December 31, 2017	December 31, 2016
ASSETS
Current assets
Cash	$460,059	$1,188,485
Restricted cash	-	1,000,000
Accounts receivable, net of allowance for doubtful accounts of $2,280 and $15,503, respectively	885,743	1,244,484
Other current assets	209,536	179,376
Total current assets	1,555,338	3,612,345

Goodwill	803,118	803,118
Intangible assets, net	676,436	627,119
Other assets	88,916	109,776
TOTAL ASSETS	$3,123,808	$5,152,358

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Accounts payable	$1,096,003	$701,347
Accrued interest	1,168	2,020
Accrued and deferred personnel compensation	590,500	671,677
Deferred revenue and customer deposits	1,429,266	160,023
Notes payable, net - current maturities	2,236,224	1,011,910
Other current liabilities	226,355	115,051
Total current liabilities	5,579,516	2,662,028

Non-current liabilities
Notes payable, net - long term	180,810	361,166
Total non-current liabilities	180,810	361,166
Total liabilities	5,760,326	3,023,194

Commitments and Contingencies

Stockholders' equity (deficit)
Common stock, $0.001 par value; 100,000,000 shares authorized; 37,025,124 and 36,388,981 shares issued and outstanding	37,025	36,389
Equity payable	100,862	100,862
Additional paid-in capital	77,910,842	76,698,383
Accumulated other comprehensive loss	(65,764)	(32,999)
Accumulated deficit	(80,619,483)	(74,673,471)
Total stockholders' equity (deficit)	(2,636,518)	2,129,164
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$3,123,808	$5,152,358

Mobivity Holdings Corp.
Consolidated Statements of Operations

	Fiscal year ended December 31,
	2017	2016
Revenues
Revenues	$8,591,955	$8,432,616
Cost of revenues	2,792,738	2,096,392
Gross margin	5,799,217	6,336,224

Operating expenses
General and administrative	3,357,165	4,385,763
Sales and marketing	3,631,728	5,038,041
Engineering, research, and development	4,201,647	1,712,750
Depreciation and amortization	386,304	709,456
Total operating expenses	11,576,844	11,846,010
Loss from operations	(5,777,627)	(5,509,786)

Other income/(expense)
Interest income	4,637	2,780
Interest expense	(169,044)	(77,361)
Goodwill Impairment	-	(2,247,447)
Intangible asset impairment	-	(1,684,203)
Foreign currency (loss) gain	(3,978)	1,556
Total other income/(expense)	(168,385)	(4,004,675)
Loss before income taxes	(5,946,012)	(9,514,461)
Income tax expense	-	-
Net loss	$(5,946,012)	$(9,514,461)
Other comprehensive loss, net of income tax
Foreign currency translation adjustments	(32,765)	(32,999)
Comprehensive loss	$(5,978,777)	$(9,547,460)

Net loss per share - basic and diluted	$(0.16)	$(0.29)

Weighted average number of shares
during the period - basic and diluted	36,575,762	32,797,631